EXHIBIT 99.1

CHINA EDUCATION ALLIANCE, INC. ANNOUNCES STRONG FIRST QUARTER AND FISCAL YEAR 2009 RESULTS

HARBIN, China, May 18 /PRNewswire-Asia-FirstCall/ -- China Education Alliance, Inc. (OTC Bulletin Board: CEUA; ''China Education Alliance'' or ''the Company''), a leading distributor of educational resources, offering high-quality programs and training both through online networks and an on-site training center in the People's Republic of China, today reported strong financial results for the first quarter ended March 31, 2009.

First Quarter 2009 Highlights

--	Total Revenue increased 101.6% year over year to approximately $8.2 million
--	Gross profit rose 87.5% to approximately $6.1 million or 74.2% of sales, compared to 79.7% of sales in the first quarter of fiscal 2008
--	Operating income totalled approximately $3.4 million, versus an operating income of approximately $1.5 million in the first quarter of fiscal 2008
--	Net income was approximately $3.2 million, versus net income of approximately $1.9 million in the first quarter of fiscal 2008
--	Net income grew to a record $0.13 per fully diluted share, versus net income of $0.08 per fully diluted share in the first quarter of fiscal 2008

First Quarter 2009 Results

China Education Alliance's on-line business generated 58.9% of its total revenue for the first quarter of fiscal 2009 versus 65.1% for the same period the prior year. Its training center business generated 31.0% of its total revenue for the first quarter of fiscal 2009 versus 24.2% for the same period the prior year, and its advertising business generated the remaining 10.1% of its total revenue for the first quarter of fiscal 2009 versus 10.8% for the same period the prior year.

Online education revenue was approximately $4.8 million for the first quarter of fiscal 2009, an increase of 82.4% from approximately $2.6 million for the first quarter of fiscal 2008. Training center revenue for the first quarter of fiscal 2009 was approximately $2.5 million, up 158.9% from $1.0 million in the first quarter last year. Advertising revenue was approximately $0.8 million for the first quarter of fiscal 2009, an increase of 88.6% from approximately $0.4 million for the first quarter the prior year. During 2008 and 2009, we added several new programs for vocational studies and certification programs, which provided new sources of income for our online education business.

Overall cost of sales increased 157.0% to approximately $2.1 million in the first quarter of fiscal 2009, compared to approximately $0.8 million for the same period in fiscal 2008. Gross profit increased to approximately $6.1 million in the first quarter of fiscal 2009, an increase of 87.5% from approximately $3.2 million for the same quarter in fiscal 2008. Gross margin for the first quarter of fiscal 2009 was 74.2%, as compared to a record 79.7% for the same quarter a year ago. The online education gross margin decreased to 75.2% in the first quarter of fiscal 2009 from 85.4% for the same period in fiscal 2008. The training center gross margin increased to 66.1% for the first quarter of fiscal 2009 from 59.4% for the same period last year. Advertising gross margin increased to 93.3% in the first quarter of fiscal 2009 from 91.3% for the same period in 2008.

Selling expenses increased 84.6% to approximately $2.2 million for the first quarter of fiscal 2009, compared to approximately $1.2 million in the first quarter of 2008, due to increased expenses in building our marketing team and higher debit card agency expenses. General and administrative ("G&A") expenses were approximately $0.25 million for the first quarter of fiscal 2009, a decrease from approximately $0.31 million in the first quarter of fiscal 2008, primarily due to a decline salaries, travel and telephone expenses in the first quarter of fiscal 2009 compared to the prior year. As a percentage of revenue, G&A expenses decreased to 3.1% in the first quarter of fiscal 2009, down from 7.6% in the same period of last year.

Operating income in the first quarter of fiscal 2009 increased to approximately $3.4 million, from approximately $1.5 million in the same period a year ago. Operating margin was 41.1% in the first quarter of fiscal 2009.

Net income for the first quarter of fiscal 2009 was approximately $3.2 million, as a result of strong development in our three business segments, compared to a net income of approximately $1.9 million for the first quarter of fiscal 2008. The first quarter of fiscal 2009 net income was $0.13 per fully diluted share, compared with $0.08 in the same period last year.

Financial Condition

As of March 31, 2009, China Education Alliance had approximately $27.6 million in cash and cash equivalents, $29.3 million in working capital, and no long-term debt. Shareholders' equity was approximately $36.9 million, an increase from approximately $33.7 million on December 31, 2008. We generated $3.9 million in cash flow from operating activities in the first quarter of fiscal 2009.

Business Outlook

China Education Alliance has three main business components:

1. The Company provides downloadable teaching resources to primary and secondary school students. At the same time, to carry out on-site trainings. At present, the Company's well-developed Internet business is conducted primarily in the province of Heilongjiang and is expanding to the provinces Jilin, Liaoning and Inner Mongolia. The business is gaining more and more recognition of students and parents. Regarding on-site training, the company is stepping up efforts to carry out the designation in more geographical areas. In addition, Scientific Discovery is enjoying a growing distribution, and the Company plans to achieve a circulation of 100,000 sets by the end of 2009. Through Scientific Discovery, the Company's brand awareness has been spread and strengthens and established close relationship with the students and parents. In addition, the Company plans to cooperate with third-party companies in the future to create an exclusive access personal self-learning platform for students to to set up learning groups online. The group will be comprised of three modules: instructors, on-line Q & A teachers, and students self-helping groups. Online real-time Q & A teachers, 24-hour help students overcome their learning difficulties, can provide students with a full range of outstanding educational resources and services. The establishment of the platform will help us develop our business to other cities nationwide.

2. In the field of vocational education, our vocational education program, "the employment of millions of college students overpass project," developed in cooperation with the Chinese Vocational Education Society (NAVEC) and aimed at addressing the high unemployment rate among college students, is developing well and has begun to receive governmental and societal recognition. On the one hand, the program has increased corporate visibility; on the other hand, it has enhanced our influence in universities nationwide to set up a solid base for future multi-party cooperation in the future. In addition, the Millions of Managers Training Program has been recognized and supported by the community and government. This program is operating well in the Beijing area and year-round training contracts have been signed with many well-known companies. The Company is planning to develop the program to 10 cities across the country. Its target is to become a leader in the field of management in China within two years.

NAVEC has entered a comprehensive strategic cooperation agreement with one of the world's largest professional certification, the City of London Association of the United Kingdom -- (City & Guilds). NAVEC has authorized the Company to operate several programs: International Training Program, International Automotive Engineers, International English Teacher Qualifications, Foreign-Related Secretary and Administrative Qualifications, and International Management Manager Qualifications as a discretionary exclusive operator in China. The Company plans to set up examination and training centers by the end of 2009 in 20 cities nationwide.

3. In the field of foreign language training, the company maintains the normal development of the Company's business and actively carries out high-end foreign language services. At present, the Company has entered foreign language training contracts with a number of large enterprises and enterprise groups. In addition, the company has entered into an exclusive agreement with the world's largest professional certification, the City of London Association of the United Kingdom -- (City & Guilds) to begin in China to develop International and Spoken English Test program.

"In the first quarter of 2009, the Company has enjoyed a comprehensive business growth, mainly due to our strategic decision-making and a solid infrastructure platform. We will continue to adhere to our goals for development. We are confident in the future development of the Company," said China Education Alliance's CEO, Mr. Xiqun Yu.

Investor Conference Call / Webcast Details

The Company will host a conference call to discuss its first quarter 2009 results at 9:00 a.m. Eastern Time on Wednesday, May 20, 2009. The management team will be on the call to discuss quarterly results and highlights and to answer questions. The toll-free number for U.S. participants is +1-877-407- 0789. International participants can dial +1-201-689-8562. Please ask for the Chinese Education Alliance Earnings Results Conference Call, confirmation code 323319.

The playback will be available beginning two hours after the conclusion of the conference call and will be accessible by dialling + 1-201-612-7415 (international) and +1-877-660-6853 (U.S. domestic). The conference ID to access the replay is 323319. The account number is 3055.

About China Education Alliance, Inc.

China Education Alliance, Inc. is a fast growing, leading China-based company offering high-quality education resources and services to students ages 6 to 18 and adults ages 18+ (University students and professionals). For students ages 6 to 18, China Education Alliance, Inc. offers supplemental online exam-oriented training materials and on-site exam-oriented training and tutoring services. The company is providing on-line downloadable famous teachers resources and on-site face to face instructions. All resources and tutoring services are provided by famous teachers within mainland China. The purpose of online exam orientated resources and on-site tutoring is to help Chinese students ages 6 to 18 to pass the two most important, and highly competitive exams in their educational career: senior high school entrance exam and college entrance exam. For graduates and professionals age 18+, China Education Alliance provides vocational training including IT and several professional training programs. In addition, the Company is providing comprehensive English programs that are taught by the North American instructors and to assist graduates and professionals in learning the English language, both written and conversational in order to better able them to work for a foreign corporation or work-study abroad. At present, five English schools are operating nationwide in China. For more information about CEUA, please visit http://www.chinaeducationalliance.com ..

Safe Harbor Statement

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the company for growth, the Company's planned expansion in 2008 and predictions and guidance relating to the Company's future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs and are not a guarantee of future performance but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the education industry, pricing and demand trends for the Company's products, changes to government regulations, risk associated with operation of the Company's new facilities, risk associated with large scale implementation of the company's business plan, the ability to attract new customers, ability to increase its product's applications, cost of raw materials, downturns in the Chinese economy, the adoption by consumers of its new game business, the unproven advertising model that is dependent on attracting a large game user base, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release, readers are cautioned not to place undue reliance on any of them and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

-- Financial tables below --

China Education Alliance, Inc. and Subsidiaries
Consolidated Statements of Operations

	Three months ended March 31
	2009	2008
	Unaudited
Revenues
Online education revenues	$4,829,488	$2,648,114
Training center revenues	2,547,099	983,632
Advertising revenues	827,492	438,671
Total revenue	8,204,079	4,070,417

Cost of Goods Sold
Online education costs	1,199,107	386,872
Training center costs	864,650	399,590
Advertising costs	55,139	38,170
Total cost of goods sold	2,118,896	824,632

Gross Profit
Online education gross profit	3,630,381	2,261,242
Training center gross profit	1,682,449	584,042
Advertising gross profit	772,353	400,501
Total gross profit	6,085,183	3,245,785

Operating Expenses
Selling expenses	2,210,688	1,197,335
Administrative	254,751	307,362
Depreciation and amortization	245,453	197,658
Total operating expenses	2,710,892	1,702,355

Other Income (Expense)
Other Income	--	521,829
Interest income	22,756	24,908
Investment loss	(411)	--
Total other income (expense)	22,345	546,737

Net Income Before Provision for Income Tax	3,396,636	2,090,167

Provision For Income Taxes	167,155	176,244

Net Income	$3,229,481	$1,913,923

Basic Earnings Per Share	$0.15	$0.09

Basic Weighted Average Shares Outstanding	21,892,631	20,898,901

Diluted Earnings Per Share	$0.13	$0.08

Diluted Weighted Average Shares Outstanding	24,425,179	24,861,752

The Components of Other Comprehensive Income

Net Income	$3,229,481	$1,913,923
Foreign currency translation adjustment	(38,084)	839,971

Comprehensive Income	$3,191,397	$2,753,894

China Education Alliance, Inc. and Subsidiaries
Consolidated Balance Sheets

	March 31,	December 31,
	2008	2008
ASSETS	Unaudited
Current Assets
Cash and cash equivalents	$27,634,917	$23,418,098
Advances to related parties	--	142,006
Accounts receivables	1,333,146	469,607
Prepaid expenses	2,354,536	3,437,506

Total current assets	31,322,599	27,467,217

Property and equipment, net	5,913,268	6,136,252
Intangibles and capitalized software, net	728,740	864,089
Goodwill	431,825	--
Advance on acquisition	233,000	932,000
Long term investment	341,946	342,357
	$38,971,378	$35,741,915

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$922,431	$800,692
Deferred revenues	1,142,615	1,227,806
Total current liabilities	2,065,046	2,028,498

Stockholders' Equity Preferred stock ($0.001 par value, 20,000,000 shares authorized, of 7,597,645 and 9,397,645 issued and outstanding, respectively, aggregate liquidation preference of $2,811,129 and $3,383,152, respectively)	3,010,144	3,010,144
Common stock ($0.001 par value, 150,000,000 shares authorized, 21,892,631 and 21,892,631, issued and outstanding, respectively)	21,893	21,893

Additional paid-in capital	10,753,250	10,751,732
Statutory reserve	1,990,238	1,990,238
Accumulated other comprehensive income	2,649,996	2,688,080
Retained earnings	18,480,811	15,251,330
Total stockholders' equity	36,906,332	33,713,417
	$38,971,378	$35,741,915

China Education Alliance, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2009	2008
Cash flows from operating activities

Net Income	$3,229,481	$1,913,923
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	287,338	304,081
Stock based compensation	1,518	--
Loss on equity investment	411	--
Net change in assets and liabilities
Account receivables	(862,796)	--
Prepaid expenses and other	1,088,961	508,985
Advances to related parties	162,894	108,536
Accounts payable and accrued liabilities	121,739	(16,239)

Deferred revenue	(85,191)	(122,168)
Net cash provided by operating activities	3,944,355	2,697,118

Cash flows from investing activities
Purchases of fixed assets	82,584	(249,653)
Cash of WEI on date of acquisition	227,964	--
Net Cash provided by investing activities	310,548	(249,653)

Cash flows from financing activities
Warrants exercised	--	2,667,559
Net Cash Provided by Financing Activity	--	2,667,559

Effect of exchange rate on cash	(38,084)	839,971

Net increase in cash	4,216,819	5,954,995

Cash and cash equivalents at beginning of period	23,418,098	11,778,954

Cash and cash equivalents at end of period	$27,634,917	$17,733,949

Supplemental disclosure of cash flow information:
Value of equity granted and issued	$--	$94,737

Non-cash investing and financing activities
Conversion of preferred stock to common	$--	$667,800

For more information, please contact:

Company Contact:
Ms. Susan Liu
CFO
China Education Alliance, Inc.
Tel:   +1-778-388-8513
Email: susan@edu-chn.com